NOTICE OF SPECIAL MEETING
                          TO BE HELD OCTOBER XX, 2002



                To the Shareholders of The O'Higgins Fund



NOTICE IS HEREBY GIVEN that a Special Meeting of The O'Higgins Fund will be held at 1375 Anthony Wayne Drive, Wayne, PA. 19087 on October XX, 2002 at 7:30 PM for the following purposes.


   1) To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

   2) To change the investment objectives and principal investment strategies of the Fund.

   3) To select a new Investment Adviser.

   4) To change the name of the Fund to CAMCO Investors Fund.

   5) To transact such other business as may properly come before the meeting or any general adjournments thereof.



The Board of Directors has fixed the close of business on August 20, 2002 as the record date for determination of the shareholders entitled to notice of, and to vote at the meeting.



             PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IF
              YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.


               PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED.


























                               THE O'HIGGINS FUND
          1375 Anthony Wayne Dr.  Wayne, PA. 19087   Tel. 1-800-548-1942


Enclosed herewith is notice of a Special Meeting of Shareholders of The O'Higgins Fund (the "Fund") and a proxy form solicited by the Board of Directors of the Fund. This material was first mailed to shareholders on October XX, 2002.

The meeting has been called to change the investment objectives and principal investment strategies of the Fund because the use of Mr. O'Higgins strategies and objectives had not achieved sufficient assets under management to make it worthwhile to either the shareholders or the investment adviser to continue operation.

The Board has located a registered investment adviser, Cornerstone Asset Manage-ment Corporation (CAMCO), that has been managing individual private investment accounts since 1986 who would like to expand to a company available to the pub-lic. This Proxy, if approved, would permit CANCO's investment strategies and objectives to replace the ones currently in use, elect directors that expressed an interest in directing this new operation and select CAMCO as the investment adviser.

Exercised proxies may be revoked by you at any time either by mail notice to the Fund, resubmittal at a later date or voting at the meeting. Please place your instructions on the enclosed one, then sign, date and return. The Fund will pay for soliciting this proxy.

The Fund has one class of capital stock of the Fund, all having equal voting rights. On August 20, 2002, the date of record, there were 6,301.3509 shares outstanding, held by one shareholder entitled to notice of and to vote at the meeting. In all matters, each share has one vote.

A quorum must exist to hold a special meeting. It requires that more than fifty percent of the outstanding shares be present or represented by proxy. Absten-tions and broker accounts that do not vote are considered as being present with negative votes. Sixty-seven percent of the votes cast or fifty percent of the outstanding shares, whichever is less, will pass any proposal presented.



                     PROPOSAL #1: ELECTION OF DIRECTORS


The current directors were all over whelmingly reelected to office at the last annual meeting on June 18, 2002. They all now approve of the proposed changes because the public investor did not express enough interest in the investment strategies offered. Therefore, the Fund never obtained a growth in assets to sufficient size to warrent continuation beyond the almost four years of operation. The current directors also agreed that the experience of sixteen years of offering investment advice to a large client base of the proposed Investment Adviser will prove beneficial to the current shareholders and feel that their presence on the new board will not be necessary. However, Mr. Klawans has offered to serve on the new board to ease transition of the move and will remain on it until completion. He will receive a fee for this service.

The five individuals listed below have consented to serve as directors, if elected, until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. All current officers of the Fund are also presented in the following table.

  Name, Address     Position  in  Term  of Office  Principal     #  of    Other
     and Age          the Fund     and Length of   Occupation    Funds   Direct-
                                    Time Served    Past  Five   in Fund  orships
                                                     Years      Complex    Held
                                                                Overseen
                                                              by  Director
Interested Directors & Officers
*Bernard B Klawans   President   Elected for One  President  of    Two      None
1375 Anthony Wayne      and       Year.  Served    O'Higgins &
Wayne PA             Director    Since Inception  Valley  Forge
   81                            Jan. 30, 1998       Funds

William A Texter     Secretary   Elected for One  Retired Mgr.     Two      None
551 Red Coat Lane                Year.  Served    PECO  Energy
Phoenixville PA                      Since       Philadelphia PA
   55                            Jan 30, 2001

Sandra K Texter      Treasurer   Elected for One  System Analyst   None     None
551 Red Coat Lane                Year.  Served    Lockeed Martin
Phoenixville PA                      Since      Defense Contractor
   51                            Jan 30. 2001   King of Prussia PA

Independent Directors
Keith P Newman       Director    Elected for        Realtor        None     None
9110 Glen Brook Rd                One  Year       Fairfax  Va
Fairfax Va
     48

Malcolm R Uffelman   Director    Elected for    Vice President     None     None
1808 Horseback Trail              One  Year      Contact  Inc
Vienna VA                                       Winchester  Va
     66

Charles J Bailey     Director    Elected for     Regional  Mgr     None     None
11620 Gambrill Rd                 One  Year      Tollgrade Inc
Frederick MD                                     Frederick  MD
     39

Col. Richard Bruss   Director    Elected for        Retired        None     None
9507 Arnon Chapel Rd              One  Year           USAF
Great Falls VA
     73

* "Interested persons" as defined in the Investment Company Act of 1940. Mr. Klawans is an "interested person" because of his position as the Fund's Invest-ment Adviser.

Shareholders have one vote for each share they own for each of eight directors of their choice. All proxies returned to the Fund, except those specifically marked to withhold authority, will be cast for the nominees listed above. A majority of the votes cast, when a quorum is present, will elect each director. All nominees are new to the Fund except Mr. Klawans who last stood for election on June 18th of this year and was overwhelmingly reelected.


                     BOARD MEETINGS AND DIRECTORS DUTIES

Meetings: The proposed board is a new Board of Directors that may be voted into office at this Special Meeting.

Director Duties: The Board of Directors select the officers to run the Fund, propose all changes in operating procedures where approval of a majority of the Independent Directors is required, pass on the Fund's auditor on a yearly basis and monitor Fund activities to insure to the best of their collective abilities that the Fund Officers are meeting Fund commitments to their shareholders, the Securities and Exchange Commission, the Internal Revenue Service and Blue Sky arrangements with the various states where the Fund offers its shares.


                FUND HOLDINGS OF THE PRESENT OFFICERS AND DIRECTORS

       Name        Dollar Range of Equity       Aggregate Dollar Range of Equity
                   Securities in the Fund         Securities in All Registered
                                                 Investment Companies  Overseen
                                                    by Director in Family of
                                                      Investment Companies
Interested officers and directors
 Bernard B. Klawans  $10,000 to $50,000                   over $100,000
 Sandra K. Texter           none                          over $100,000
 William A. Texter          none                       $10,001 to $ 50,000

Independent directors
 Victor J. Belanger         none                       $50,001 to $100,000
 Dr. Gerd H. Dahl           none                       $10,001 to $ 50,000
 Dr. James P. King          none                       $10,001 to $ 50,000
 Donald A. Peterson         none                          over $100,000

At present, the total assets of the Fund are about $48,000 that are deposited in a bank savings account. There are no operating committees and all outstanding shares are held by Mr. Klawans.


                RENUMERATION OF CURRRENT DIRECTORS AND OFFICERS

The Fund has not paid salaries to Directors or Officers of the Fund. This policy along with no payment of a management fee to the Investment Adviser will be maintained until all items in this proxy statement have been reviewed by the Securities and Exchange Commission in Washington and approved by the Fund shareholders. Only Mr. Klawans, a current director, is running for Directorship on the new board proposed at this special meeting.

                             O'Higgins Fund                 Family of Funds
    Name                      Compensation              O'Higgins & Valley Forge
                                 in 2002                  Compensation in 2002

Interested officers and directors
 Bernard B. Klawans               none*                          none*
 Sandra K. Texter                 none                           none
 William A. Texter               $  594                         $1,188

Independent directors
 Victor J. Belanger              $  495                         $  990
 Dr. Gerd H. Dahl                $  594                         $1,188
 Dr. James P. King               $  594                         $1,188
 Donald A. Peterson              $  495                         $  990

  * Mr. Klawans serves the Fund in many capacities but receives no compensation for his services. He receives compensation in the form of an advisory fee for investment advice paid by the Valley Forge Fund to the Management Com-pany that he owns. Mrs. Texter provides the services of Chief Financial Officer with no compensation. All others on the above list receive compen-sation for travel expenses to Directors Meetings that they attend.

  PROPOSAL #2: CHANGE INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Officers and Directors of the Fund have reviewed its status and have determined that changing the Investment Objectives and the Principal Investment Strategies is in the best interests of the current shareholder. An organization, The Cornerstone Asset Managemewnt Corporation (CAMCO), has indicated an interest in offering their principal investment strategies to the public using the Fund as the instrument to do so.


                  O'HIGGINS FUND CURRENT INVESTMENT OBJECTIVES
The current O'Higgins Fund investment objectives seek to provide capital appreciation through application of a proprietary 28 year back tested asset allocation model. Use of this model results in almost 100% investments either in 20 of the lowest dollar priced securities of the highest yielding stocks in the popular S&P Industrial Index or short-term US Treasury Notes or long-term US Zero Coupon Bonds. It is a non-diversified fund.


                          NEW INVESTMENT OBJECTIVES
The new Fund investment objectives seem to be more in tune with modern market conditions in that they would seek to maximize total return to shareholders through a combination of capital appreciation and income derived from dividends and interest. It would invest in a diversified portfolio of equity instruments (including common and preferred stocks and convertible issues) and debt securi-ties. The Fund would not invest in companies that derive at least fifty percent of their revenues from such activities as alcoholic beverages, gambling, tobac-co, pornography or abortion. It would retain the position of being a non-diversified fund in that it may invest a relatively high percentage of its assets in a limited number of securities causing it to be more suscepitable to a single negative economic, political or regulatory occurrence. The Fund seeks only enough diversification in its security selections to maintain its federal non-taxable status under subchapter M of the Internal Revenue Code.


                O'HIGGINS FUND CURRENT INVESTMENT STRATEGIES
The current O'Higgins Fund principal investment strategies are inflexible in that they follow the methodology described in detail in Mr. O'Higgins book "Beating the Dow - With Bonds".


                   NEW PRINCIPAL  INVESTMENT STRATEGIES
The new Fund principal investment strategies would be more flexible in that securities believed to be selling at significant discounts to what they believe their true or intrinsic value and generally exhibit one or more of the following characteristics would be considered:

             a) A low price to earnings ratio (PE)
             b) A low price to book value (PBV)
             c) A low price to cash flow ratio (PCF)
             d) A low price to sales ratio (PS)
             e) A low price earnings to growth (PGE)
             f) An above average dividend yield
             g) Has a low corporate debt
             h) Insiders and/or the company itself are purchasing its stock
             i) The stock selling price is signifigantly below its previous high

Investment in American Depository Receipts (ADR's), representing foreign companies traded on American Stock Exchanges that meet one or more of the above characteristics will also be considered.

                  O'HIGGINS FUND PRINCIPAL INVESTMENT RISKS
Risks associated with the Fund's performance will be those due to broad market declines and business risks from difficulties that occur to paticular companies while in the Fund's portfolio or the effect of interest rates on its debt secu-rity holdings. The Fund's approach of either being in stocks or short-term US Treasury Notes or long-term US Zero Coupon Bonds could impact total returns or principal by being in the wrong type of security at the wrong time. Also, the methodology used that had worked well in theory in past markets is untried in future markets. It, therefore, must be realized that there is no assurance the method will be successful. Loss of money is a risk of investing in the Fund.


        RISKS INCURRED THROUGH USE OF THE PROPOSED INVESTMENT STRATEGIES

As with any investment, the Fund as proposed will increase and/or decrease in value. In plain english, this means that investors in this Fund as proposed may lose money. The planned Fund's risks of investment are explained in the following paragraphs.

Common Stock Risks: It should be realized that all securities (good and bad) go down as well as up For example, there are items that affect stocks prices in general, such as changing economic conditions at home and abroad, wars, and in-terest rates that may preclude the realization of stocks seeking their true worth. In addition, although the Investment Adviser has managed individual in-vestor accounts under varying market conditions since 1986, it has not offered investment advice to a publicly offered mutual fund. Investors should be aware that this effort is new and may not provide acceptable results.

Foreign Security Risks: Investments in foreign securities involve risks in addition to domestic ones. These include but are not limited to such items as currency variations, generally less stringent regulatory supervision and c hanging political affiliations.


Bond Market Risks: The risk involved with bonds held to maturity will be limited somewhat by purchasing bonds considered to be Investment Grade as indicated by Standard & Poors BBB ratings or better. Bonds that are not held to maturity are subjet to changes in value due to changes in interest rates that are magnified the further the bond is from its maturity date. In addition, individual companies that issue bonds may have unforseen problems that affect their value including such things as country of origin and bankrupcy. The inexperience of the Investment Adviser in offering investment advice to a mutual fund whose shares are offered to the public may also not produce acceptable results here.



              PROPOSAL #3: SELECTION OF A NEW INVESTMENT ADVISER

The current Investment Adviser to the Fund is the Valley Forge Management Corp.
(VFMC) that was selected by the Fund shareholders on January 1, 1998. This contract was unanimously renewed by the Directors on June 17, 2002. The proposed adviser to the Fund is Cornerstone Asset Management Inc. (CAMCO). CAMCO is a Virginia Corporation practicing as an investment adviser located at 297 Herndon Parkway, Suite 302, Herndon, Virginia, 29170. It will replace VFMC as the Investment Adviser to the Fund if this Proxy is approved by shareholders.

CAMCO is registered under the Investment Company Act of 1940 and the individual state securities agencies where the Adviser does business. It has had sixteen years of experience in providing investment advice based on the principal investment strategies presented under Proposal #2 above to individuals, retire-ment plans, corporations and non-profit organizations. With this experienc it now seeks to expand its services to include observation of compliance with the securities laws by the Securities & Exchange Commission in Washington and public access to the continuing financial status and performance of their efforts.

Paul F. Berghaus is the President and majority shareholder of both CAMCO and Cornerstone Investment Group LTD (CIG). CIG has personnel to allow CAMCO to provide investment advisory and consulting services under contract to invividuals, retirement plans, corporations and non-profit organizations. Mr. Berghaus has been active in the field of financial services since 1965 and has served as portfolio and/or Investment Adviser to individual clients since 1986. He holds a degree from The College of William & Mary with graduate studies at George Washington University.

Eric B. Weitz is Vice President of CIG. He has been a portfolio manager for CAMCO's private managed accounts since 1994. Mr. Weitz holds a degree in Economics from the College of William & Mary.

Dennis M. Connor ia the other Vice President of CIG. He has been a principal manager for CAMCO's private managed accounts since 1986. It is proposed that he would become president of the CAMCO Fund upon the successful conclusion of this proxy effort. Mr. Conner holds a degree in History from Bob Jones University.

Messer's Berghaus, Weitz and Connor are registered representatives with Syndicated Capital Inc.(SCI) a California Corporation. SCI is not associated with the Fund and will not be responsible for any of the investment advice rendered to the Fund by CAMCO.

All of the Directors nominated herein to serve on the Funds Board of Directors would be independent directors except Mr. Klawans since he is presently president of the Fund.

The Valley Forge Management Corporation, the current Adviser received $32,043 in management fees from the Fund in 2001 its last fiscal year (one percent of the averaged assets payable monthly). The Adviser will charge no fees throughout this transition period. However, Mr. Klawans will receive a fee from CAMCO for his services in preparing this proxy statement and the following N-1A (Prospectus) filling required to offer the new Fund's services to the public.


 The current contract will be used as is by the Fund if this proxy statement is successfully concluded. The major term of the contract repeats the one percent management fee charge for investment advice. Other services, if any, will all be provided at no additional charge. The contract may be terminated at any time, without payment of a penality by the Board of Directors or by vote of a majority of the outstanding shares of the Fund or not more than 60 days written notice to the Adviser.



                         PROPOSAL #4: RENAME THE FUND

The first three proposals replace the Directors, Investment Objectives and Prin-cipal Investment Strategies, and the Investment Adviser if selected by current shareholders. It is therefore requested that the name of the Fund be changed to "CAMCO Investors Fund" by voting for this Proposal. However, even if this Proposal is approved the first three Proposals must also be approved to allow appropriate action to actually change the name.

                             SHAREHOLDER PROPOSALS

The Fund tentatively expects to hold its next annual meeting in August 2003. Shareholder proposals may be presented at that meeting provided they are recei-ved by the Fund not later than January 4, 2003 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934 which sets forth certain require-ments.


                                OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.

                  PROXY - SOLICITED BY THE BOARD OF DIRECTORS
     AN O'HIGGINS FUND SPECIAL MEETING OF SHAREHOLDERS OCTOBER XX, 2002


The special meeting of THE O'HIGGINS FUND will be held October XX, 2002 at 1375 Anthony Wayne Dr. at 7:30 P.M. The undersigned hereby appoints Bernard B. Klawans and/or William A. Texter as proxies to represent and to vote all shares of the undersigned at the annual meeting of shareholders and all adjournments therof, with all powers the undersigned would possess if personally present, upon the matters specified below.

 SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends that you vote FOR on all items.

1. Election of Directors.
            ___
           l___l  FOR all nominees except as marked to the contrary below.
            ___
           l___l  WITHHOLD AUTHORITY to vote for all nominees.

    Instructions: To withhold authority to vote for nominees, strike a line through his/their name(s) in the following list.

         Bernard B. Klawans        Charles J. Bailey        Richard Bruss
         Keith P. Newman           Malcolm R. Uffelman

2. Proposal to change the Investment Objectives and Principal Investment Strat-egies of the Fund.
          ___                     ___                      ___
         l___l   FOR             l___l   AGAINST          l___l   ABSTAIN

3. Proposal to select a new Investment Adviser
          ___                     ___                      ___
         l___l   FOR             l___l   AGAINST          l___l   ABSTAIN

4. Proposal to change the name of the Fund to "CAMCO Investors Fund"
           ___                    ___                      ___
          l___l   FOR            l___l   AGAINST          l___l   ABSTAIN

Please mark, date, sign and return the proxy promptly in the enclosed envelope. For joint registrations, both parties should sign.

Dated ___________________, 2002                        _______________________
                                                       Shareholder's Signature


                                                       _______________________
                                                       Shareholder's Signature


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